Exhibit 5.1

December 27, 2023

Board of Directors

Comstock Inc.

117 American Flat Road

Virginia City, NV 89440

Ladies and Gentlemen:

We have acted as special Nevada counsel to Comstock Inc., a Nevada corporation (the “Company”), in connection with the issuance by the Company of up to 13,000,000 shares of its common stock, par value $0.000666 per share (the “Note Shares”), issuable upon the conversation of an 8% Convertible Promissory Note, due March 27, 2025 ( (the “Convertible Note”), related to that certain Registration Statement on Form S-3, as amended (Registration Statement No. 333-263930) (the “Registration Statement”), together with the Prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on March 29, 2022, and declared effective on April 11, 2022, and the Prospectus Supplement relating to the Note Shares filed with the Commission dated as of the date hereof (“Prospectus Supplement”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the Convertible Note and the issuance, sale and registration of the Note Shares; and (iv) the Registration Statement, the Prospectus and the Prospectus Supplement. In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied upon the representations and warranties of the Company contained in the Registration Statement, the Prospectus and the Prospectus Supplement, and those certain documents included as exhibits to the Registration Statement, the Prospectus and the Prospectus Supplement. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have not verified these assumptions.

In connection with this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents. In making our examination of Convertible Note underlying the issuance of the Note Shares, we have assumed that the Convertible Note constitutes the legal, valid and binding obligations of all of the parties thereto, including the Company. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

We have further assumed that: (i) the Registration Statement, the Prospectus and the Prospectus Supplement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Note Shares are issued as contemplated by the Convertible Note, the Registration Statement, the Prospectus and the Prospectus Supplement; and, (ii) the Convertible Note and Note Shares will be issued in compliance with the applicable provisions of the Act, and the securities or blue sky laws of various states.

Based upon, subject to and limited by the foregoing and the qualifications set forth in subsequent portions of this opinion letter, it is our opinion that the Note Shares, when issued in accordance with the terms and conditions described in the Convertible Note and the Prospectus Supplement, and when stock certificates or book entry positions representing the Note Shares have been duly executed, registered in the books and records of the Company and delivered, will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Act and the rules and regulations of the Commission promulgated thereunder, in connection with the Registration Statement, the Prospectus and the Prospectus Supplement, and may not be relied upon in any manner or used for any purpose by any other person or entity.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Registration Statement, the Prospectus, and the Prospectus Supplement, and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/MCDONALD CARANO LLP

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